UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2012, through our subsidiary, GIT Worms, s.a.r.l., a Luxembourg private limited liability company, we entered into a purchase and sale agreement (the “PSA”) to acquire a portfolio of four neighborhood retail centers totaling approximately 121,295 square feet, located in the western German metropolitan areas of Worms, Gutersloh, Hannover and Bremerhaven (the “Four Property Portfolio”). The sellers of the individual properties in the portfolio are: REPCO 2 S.A., REPCO 8 S.A., REPCO 14, S.A. and REPCO 15, S.A., each of which is a Luxembourg registered company. None of the sellers are affiliated with us or our affiliates.

The total contract purchase price for the entire portfolio is expected to be approximately 14.3 million euros (approximately $18 million based on an exchange rate of $1.2619 per euro), exclusive of acquisition fees and expenses. Since the purchase price specified in the agreement is denominated in euros, the amount we pay in U.S. dollars at closing may increase or decrease, depending upon currency exchange rate fluctuations. Each property in the portfolio will be closed separately and we anticipate that two of the property acquisitions will be closed by the end of September 2012 and the remaining properties closed later during the fourth quarter of 2012, subject to certain conditions being met by the seller, among which are the completions of the title verification process, no material changes to the property or the leases of anchor tenants. Additionally, the agreement is governed by German law and accordingly, if we do not close on the purchase of the portfolio through no fault of the seller, we could be liable to the seller for the full amount of the purchase price. We anticipate funding a portion of the purchase price for each property with financing from a German bank and the balance, plus closing costs, from current and anticipated net proceeds of our current public offering as well as capacity on our line of credit.

Although we deem this transaction probable, there is no assurance that the acquisition of all or any of the properties in the Four Property Portfolio will occur or that we will be able to finalize financing on terms acceptable to us.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2012, we issued a press release, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

The properties in the Four Property Portfolio referenced under Item 1 above average a 98% occupancy rate and are leased to eight established national and international food and non-food value retail tenants. Value retail is a term we use to describe the segment of retail that focuses on products for price-conscious consumers, who comprise more than one-third of Germany’s retail market. The properties in Bremerhaven and Hannover each consist of one multi-tenant building. The Bremerhaven property is 92% leased to four tenants and the Hannover property is 100% leased to four tenants. The Gutersloh property, consisting of one single-tenant building, is 100% leased to one tenant. The property in Worms consists of two multi-tenant buildings which are 100% leased to six tenants. Each property is anchored by a strong food retailer and the properties in Bremerhaven, Hannover and Worms also have complementary non-food retailers comprising the other tenants. The remaining average lease term for the portfolio is 7.4 years (9.0 years for anchor tenants).

We expect to obtain a seven year loan from a German bank for purposes of funding up to 60% of the aggregate purchase price of the Four Property Portfolio. As we close on a property, we expect to draw on the loan in an amount not to exceed 60% of the purchase price allocated to each property. It is expected that at the time of each draw in connection with closing an acquisition, an interest rate will be set for the applicable draw and we expect fixed interest rates of less than 4% per annum with semi-annual interest only payments during the first five years of the loan. Thereafter, it is expected that amortized semi-annual payments of principal and interest will be required with the outstanding principal balance due on the maturity date. The loan will be collateralized by all properties that are acquired from the portfolio, but if a property is sold, such property will be released as collateral from the loan upon payoff of the portion of the loan allocated to it.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1. Press Release dated August 8, 2012.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 27, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; inaccuracies of our accounting estimates; our ability to identify and close on suitable investments; and failure to maintain our REIT qualification. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 8, 2012	GLOBAL INCOME TRUST, INC.

	By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer